ASSET PURCHASE AGREEMENT

This **Asset Purchase Agreement** (this "Agreement") is entered into in Hong Kong as of the 20th day of April, 2011 by and among **Kopere Limited**, a Hong Kong company numbered 1415496 and formerly known as FTG Media (HK) Limited ("Kopere" or "Vendor"), and **Surna Inc.**, a Nevada corporation ("Surna" or "Purchaser"). In this Agreement, Vendor and Purchaser are referred to collectively as the "Parties", and each of them is referred to as a "Party".

RECITALS

1. Kopere Limited is the owner of certain computer equipment which it wishes to dispose of or sell; and

2. Surna Inc. wishes to purchase such equipment free and clear of all liens and other interests.

NOW THEREFORE, the Vendor and Purchaser through mutual negotiations hereby enter into this Agreement based upon the following terms:

1. Acknowledgment

The Parties acknowledge the truth and accuracy of the recitals set forth above.

2. Sale of assets

2.1. Subject to the terms and conditions of this Agreement, Purchaser shall purchase from Vendor, and Vendor shall sell, transfer and deliver to Purchaser all of Vendor's rights and title to certain computer and related equipment originally purchased as new for RMB 387,605 (approximately USD 59,263) from February through May 2010 and located at Units 4008 and 4403, The Summit, 374 Beijing Road, Guangzhou, Guangdong (the "Property"), as itemized in **Schedule 1** to this Agreement, with

2.2. Vendor shall also procure and deliver unto Purchaser any licenses, software keys, documentation and transferable rights relating to the use, operation and full functioning of the Property.

3. Conditions

3.1. The Property is sold "as is" and "where is".

3.2. Purchaser has examined the property and purchases these goods as is.

3.3. In the event that the Purchaser is prevented from exercising the rights over the Property granted to it under this Agreement by reason of a material breach by the Vendor, then the Vendor shall return the full Purchase Price to the Purchaser within fourteen (14) days of such breach.

4. **Purchase Price**

4.1. The total purchase price to be paid for the Property shall be United States Dollars Forty thousand (USD 40,000), which includes all taxes and transfer fees of any type that may be imposed by any taxing or governmental authority.

4.2. The Purchase Price shall be settled by the disbursement of United States dollars to the Vendor's bank account in Hong Kong, or as otherwise reasonably directed by the Vendor, no later than Thirty (30) calendar days after the execution date of this Agreement.

5. **Documents**

Vendor agrees to promptly deliver to Purchaser any and all instruction manuals, certificates of title, and records concerning operation, maintenance and repair relating to the Property.

6. **Warranties**

6.1. Vendor warrants and undertakes as follows:

6.1.1. that it has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

6.1.2. that it is the lawful owner of the items purchased and is selling the Property free and clear of any liens, security, interest and encumbrances;

6.1.3. that all title to the Property conveyed to the Purchaser is valid and correct, and that the transfer is lawful, and the items sold are in good condition with no known exception.

7. **No Assumption of Liabilities**

The Purchaser shall not assume any liabilities of the Vendor (whether or not related to the Property), including: (a) tax liabilities of the Vendor; (b) any liabilities of the Vendor relating to accounts payable, indebtedness, or services performed in connection with the sale of the Property; (c) any environmental liabilities; or (d) any other liabilities.

8. **Further Actions**

From the date of execution of this Agreement, Vendor and Purchaser shall cooperate and shall deliver such documents and take such actions as may reasonably be necessary or desirable to secure any of the Purchaser's rights and effectuating the provisions of this Agreement.

9. **Force Majeure**

Any delay or failure to perform an obligation under this Agreement by either Party shall not constitute a breach of this Agreement if, and to the extent that, it is caused by an event of Force Majeure, provided that such event is not caused by the negligence of that Party. For purposes of this Agreement "Force Majeure" shall mean any external cause beyond a Party's reasonable control affecting its performance of its obligations hereunder, including but not limited to: acts of God, civil disorder, military operations, acts of terrorism, and acts or omissions by persons beyond the reasonable control of the that Party.

10. Miscellaneous

10.1 Time is of the essence for this Agreement

10.2 This Agreement supersedes and merges all prior agreements and understandings, whether written or oral, and embodies the Parties' complete and entire agreement with respect to the subject matter of this Agreement.

10.3. If any provision or part thereof of this Agreement is held unenforceable, illegal or invalid, then that provision or part shall be deemed deleted and the balance of this Agreement shall remain in force; and the Parties agree to use their best endeavours to replace any such provision to the fullest extent possible.

10.4. The failure of either Party to enforce compliance with any term of this Agreement, or the waiver of any right under it, does not constitute a general waiver or variation of such term or any other terms of this Agreement.

10.5. This Agreement is binding upon and inures to the benefit of the parties to this Agreement and their respective permitted successors and assignees.

10.6. All headings and titles contained in this Agreement are used solely to organize the contents of this Agreement and will not be used to effect the interpretation of the contents of this document.

10.7. This Agreement may be executed multiple counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute the same instrument.

11. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada in all respects, including matters of construction, enforcement and performance.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF each Party hereto has caused this Agreement duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

For the Vendor:
Kopere Limited

Signature
Cherry Ping-Wai LIM
Director

For the Purchaser:
Surna Inc.

Signature
Richard Clarke
President

Schedule 1
Equipment List

Item	Quantity
A4Tech KB8620D PS/2 water proof keyboard & mouse set	58
AMP "Crystal Head"	3
AMP copper core insulated internet cable	5
AOC L32DH83 32-inch LCD TV	1
APPLE MB985 Laptop	1
ASUS P5P41 TLE mother board	55
ASUS P6T SE mother board	2
CANON MP568 Printer	1
CHANG ZHONG 2U 646A tower case	7
D-LINK DES1008A Switch	2
DAHENG DVD-R x16	25
FUGUAN 3-meter Power Bar	10
GALAXY GTS250/1G Graphics card	2
GALAXY NVIDIA GeForce9800GT	38
GONGNIU GN-109 3-meter 6-socket Power Bar	2
H3C 1016r Switch	2
H3C 1024r Switch	4
H3C S1224r-CN	1
HP 1319 FMFP all-in-one printer/fax	1
HP FJ630PA Mouse	1
HP P1007 Printer	1
HUNT KEY 500 power supply	7
INFINEON 2G 667 FBDIMM Memory card	14
INTEL core 2 E8400 Duo Processor	8
INTEL Core 2 Q8400 Quad Processor	5
INTEL Core 2 Quad Q8300 Processor	30
INTEL E5150 Server Processor	14
INTEL E7400 Processor	12
INTEL i7-920 Processor	2
INTEL S5000VSA Mother Board	7
INTEL X25-M G2 34NM 80G SSD Hard Drive	1
JT-Force HD-495X-YAF Graphics card	5
KESHUO 2.5SATA Hard Drive casing	1
KESHUO 3.5 inch portable Hard Drive casing	1
KING SAN BAO HT-210C Network cable cutter	1
KINGMAX 2G/1333 memory card	90
KINGMAX 2G/800 memory card	12
LENOVO ThinkPad X200 74544AC	1
LIAN SHENG LS2048 3-Meter Power Bar	42
Mouse Pad	42
NENG SHOU Network cable tester	1

Item	Quantity
Network cable connector	3
PHILIPS 193E Monitor	5
PHILIPS 193E1 LCD Monitor	52
PIONEER DVR-118CHV 22XIDE DVD recorder	1
SEAGATE ST3146356SS 146G SAS Server Hard Drive	7
SHUNDA 420 power supply	12
SHUNDA 810 Tower Case	10
SHUNDA BTX525-P4 Power Supply	45
SHUNDA LP35 Tower Case	47
TP-LINK TL-ER5110 Internet Bar Internet Router	1
TP-LINK WA501G+ 54Mbps Extended Range Wireless Access Point	3
TSINGHUA TONGFANG TF506 3-meter Power Bar	10
USB-2PS/2 cable	8
UTT twin-WAN router	1
WACOM Bamboo FUN CTH-661 Pen and Touch Tablet	13
WESTERN DIGITAL 500G 16M/SATA Hard drive	35
WESTERN DIGITAL 500G 32M/SATAII Hard drive	10
WESTERN DIGITAL WD3200AAJS 320G 8M/SATA Hard drive	12
WX 42U Server Towers	1

[End of List]